Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Paramount Group, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that:

•
the Annual Report on Form 10-K for the year ended December 31, 2024 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
•
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 regardless of any general incorporation language in such filing.

February 27, 2025		/s/ Wilbur Paes
	Name:	Wilbur Paes
	Title:	Chief Operating Officer, Chief Financial Officer and Treasurer